UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 11, 2026

PERFECT MOMENT LTD.

(Exact name of registrant as specified in its charter)

Delaware	001-41930	86-1437114
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

244 5th Ave Ste 1219

New York, NY 10001

(Address of principal executive offices, with zip code)

315-615-6156

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	PMNT	NYSE American LLC[1]

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR§230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

1 Effective on June 18, 2026, the Company’s Common Stock will be listed on the OTCQB.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of Chath Weerasinghe as Chief Financial Officer and Chief Operating Officer of the Company:

On June 11, 2026 (the “Notice Date”), Chath Weerasinghe notified Perfect Moment Ltd. (the “Company”) that he will be resigning from his position as the Company’s Chief Financial Officer, Chief Operating Officer and principal financial and accounting officer, effective three months from the Notice Date in accordance with applicable Swiss law. The Board of Directors of the Company (the “Board”) is discussing his compensation, and the Company’s compensation committee plans on meeting at a later date to determine the compensation that will be paid to Mr. Weerasinghe during this three-month period.

Resignation of Tim Nixdorff as a director of the Company:

On June 11, 2026, Tim Nixdorff notified the Company of his resignation as a director of the Company. Mr. Nixdorff’s resignation was a result of disagreements with members of the Company’s management and the Board related to the Company’s strategic direction. A copy of such correspondence is attached as Exhibit 99.1 hereto and is incorporated by reference herein. At the time of his resignation, Mr. Nixdorff served on the Board’s Nominating and Corporate Governance Committee and Compensation Committee.

Resignation of Berndt Hauptkorn as a director of the Company:

On June 12, 2026, Berndt Hauptkorn notified the Company of his resignation as a director of the Company. Mr. Hauptkorn’s resignation was a result of disagreements with members of the Company’s management and the Board related to the Company’s strategic direction. A copy of such correspondence is attached as Exhibit 99.2 hereto and is incorporated by reference herein. At the time of his resignation, Mr. Hauptkorn served on the Board’s Nominating and Corporate Governance Committee and Audit Committee

Resignation of Adam Epstein as a director of the Company:

On June 13, 2026, Adam Epstein notified the Company of his resignation as a director of the Company. Mr. Epstein’s resignation was a result of disagreements with members of the Company’s management and the Board related to the Company’s corporate governance. A copy of such correspondence is attached as Exhibit 99.3 hereto and is incorporated by reference herein. At the time of his resignation, Mr. Epstein served on the Board’s Nominating and Corporate Governance Committee and Audit Committee

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1*	Resignation letter of Tim Nixdorff, received June 11, 2026
99.2*	Resignation letter of Berndt Hauptkorn, received June 12, 2026
99.3	Resignation letter of Adam Epstein, received June 13, 2026
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*	Portions of the exhibit have been omitted.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 16, 2026	PERFECT MOMENT LTD.

	By:	/s/ Jane Gottschalk
Jane Gottschalk
President